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                                                                   Exhibit 10.30
                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of October 1, 1999, by and between COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Company"), and RONALD T. LINDSAY ("Employee").

                              W I T N E S S E T H

     WHEREAS, Employee is currently employed by the Company; and

     WHEREAS, the Company wishes to retain Employee's services by providing Employee the compensation and benefits set forth in this Agreement.

     NOW, THEREFORE, in consideration of Employee's continued employment and the mutual agreements contained herein, the parties agree as follows:

     1. Term of Employment. The Company hereby agrees to employ Employee, and Employee hereby accepts employment, for a period of three (3) years, commencing October 1, 1999 and ending September 30, 2002, subject to the terms and conditions of this Agreement. At the end of such initial three year term, unless the Company shall have given Employee 60 days prior written notice of its intention to terminate this Agreement at the end of the initial term hereof, the term of this Agreement shall automatically be extended by an additional one year period. Thereafter, unless the Company shall have given Employee 60 days prior written notice of its intention to terminate this Agreement at the end of the term then in effect, the term of this Agreement shall automatically be extended by an additional one year period.

     2. Position and Location of Employment. During the term of this Agreement, Employee shall be employed in the position of Senior Vice President, Secretary and General Counsel of Collins & Aikman Corporation, the Company and the affiliates thereof, and shall perform such services for the Company and its affiliates as may be assigned to him from time to time by the Chairman or the Board of Directors of the Company. Employee shall devote his full time and attention to the affairs of the Company and his duties in such position. The location for Employee's position shall be the Company's Worldwide Headquarters in Troy, Michigan upon the opening of the Company's Worldwide Headquarters or by January 1, 2000, whichever is later. Employee shall relocate to the Troy, Michigan area with his wife and any minor children as soon as practicable after the conclusion of the 1999-2000 academic year, but no later than August 1, 2000.

     3.   Compensation.

     (a) Base Salary. The Company shall pay to Employee base salary at an annual rate of not less than $215,000 during the term of his employment hereunder. Such amount shall be reviewed annually by the Board of Directors of the Company or an appropriate committee thereof (the Company's Board of Directors or such committee being referred to herein as the "Compensation Board") and may be increased in the sole discretion of the Compensation Board.
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     (b)  Bonus Plan.  During the term of Employee's employment hereunder,
Employee shall be eligible to participate in the Company's annual Executive Incentive Compensation Plan (the "EIC Plan") in accordance with the applicable provisions of the EIC Plan. The standard bonus for Employee under the EIC Plan initially shall be forty percent (40%) of Employee's base salary and shall be reviewed by the Compensation Board from time-to-time during the term of Employee's employment hereunder. Notwithstanding the foregoing, Employee's 1999 bonus shall be calculated as follows: (i) one-half ( 1/2) of the 1999 bonus shall be based on Employee's base salary and standard bonus in effect immediately preceding October 1, 1999 and (ii) one-half ( 1/2) of the 1999 bonus shall be based on Employee's base salary and standard bonus as set forth in this Agreement.

     (c) Stock Options. Employee is a participant in the Collins & Aikman Corporation 1994 Employee Stock Option Plan (the "Option Plan") and shall be granted the option to purchase up to an additional 40,000 shares of the Common Stock of Collins & Aikman Corporation, in accordance with the applicable terms and conditions of the Option Plan and an Option Agreement between Collins & Aikman Corporation and Employee to be entered into, dated and effective as of October 14, 1999. The option price for all such shares shall be the closing price of Collins & Aikman Corporation shares on the New York Stock Exchange as of October 14, 1999. Subject to the terms and conditions of the Option Plan and the Option Agreement, the option of Employee to purchase up to the 40,000 shares shall vest as follows:

---------------------------------------------------------------------------------------------------
          VESTING DATE                     TOTAL NUMBER OF                 PERCENTAGE VESTED
                                            SHARES VESTED
---------------------------------------------------------------------------------------------------
        October 1, 2000                        13,334                             33%
---------------------------------------------------------------------------------------------------
        October 1, 2001                        26,667                             66%
---------------------------------------------------------------------------------------------------
        October 1, 2002                        40,000                             100%
---------------------------------------------------------------------------------------------------

     4.   Benefits and Perquisites.

     (a) General. Employee shall be entitled to such fringe benefits and perquisites, and to participate in such pension, profit sharing and benefit plans as are generally made available to executives of the Company during the term hereof, including major medical, extended medical and disability insurance, supplemental retirement income plan, group term life insurance and appropriate annual holidays, sick days and vacation time. Included in such benefits to Employee, the Company shall furnish the use of an automobile subject to applicable Company policies and practice and shall reimburse Employee for normal gasoline and maintenance charges, subject to proper allocation of personal use for income tax purposes. The Company also shall pay the monthly dues at a country club in the Troy, Michigan area of Employee's choice. The Company shall not be liable for the initiation fee or any other charges or fees payable by Employee to such club.

     (b) Relocation Expenses. The Company shall reimburse Employee for the reasonable expenses incurred by Employee in connection with the relocation of Employee and his wife and any minor children from Charlotte, North Carolina to the Troy, Michigan area, in accordance with the relocation policy of the Company. In lieu of the $6,000 relocation allowance payable to

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Employee under such relocation policy, the Company shall pay Employee a one-time relocation allowance of $50,000, payable in a lump sum payment upon completion of the purchase of a principal residence by Employee in the Troy, Michigan area. In addition to the payment of the relocation allowance as provided in this Paragraph 4(b), the Company shall pay Employee an additional amount such that after all applicable federal, state and local income, employment and other taxes on Employee's relocation allowance and on any additional amount payable in accordance with this sentence, Employee has received the entire $50,000 relocation allowance on an after-tax basis.

     5. Reimbursement of Expenses. The Company shall reimburse Employee for all reasonable travel, entertainment and other reasonable business expenses reasonably incurred by Employee in connection with the performance of his duties hereunder, provided that Employee furnishes to the Company adequate records or other evidence respecting such expenditures.

     6. Termination of Employment. Employee's employment under this Agreement may be terminated:

          (a) by the Company for Cause, which means: (i) fraud or misappropriation with respect to the business of the Company or intentional material damage to the property or business of the Company, (ii) willful failure by Employee to perform his duties and responsibilities and to carry out his authority, (iii) willful malfeasance or misfeasance or breach of fiduciary duty or representation to the Company or its stockholders, (iv) willful failure to act in accordance with any specific lawful instructions of a majority of the Board of Directors of the Company, or (v) conviction of Employee of a felony (which shall be referred to as a "For Cause Termination");

          (b) by the Company for any reason other than a For Cause Termination (which shall be referred to as a "No Cause Termination");

          (c) by Employee for any reason other than a "Constructive Termination" (as defined below) at any time (which shall be referred to as a "Voluntary Termination"); or

          (d) by Employee within 30 days after the occurrence of one or more of the following: (i) a material reduction in Employee's total compensation and benefits package, (ii) an adverse change (in the judgment of Employee) in Employee's responsibilities, position (including status, office, title, reporting relationships or working conditions), authority or duties, or
     (iii) the Company's giving notice of the non-renewal of this Agreement at the end of the term then in effect pursuant to Paragraph 1 hereof (which shall be referred to as a "Constructive Termination"); provided, however, no event or circumstance described in clause (i) or (ii) shall give rise to a "Constructive Termination" for purposes of this Agreement unless Employee shall have given notice to the Company of Employee's determination of the occurrence of an event or circumstance described in clause (i) or (ii) and such event or circumstance shall be continuing as of the end of 45 days after the giving of such notice.

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          7.  Benefits Upon Termination.

          (a) Termination as a Result of Voluntary Termination or For Cause Termination. If Employee's employment under this Agreement is terminated as a result of a Voluntary Termination or a For Cause Termination, the Company shall pay Employee (i) his unpaid base salary under Paragraph 3(a) accrued to the date on which his employment terminates (the "Termination Date"),
     (ii) any accrued but unused vacation and (iii) all benefits earned by Employee under any employee benefit plans and programs sponsored by the Company in which Employee participates.

          (b) Termination as a Result of No Cause Termination or Constructive Termination. If Employee's employment under this Agreement is terminated as a result of a No Cause Termination or a Constructive Termination, the Company shall pay to Employee the following benefits:

               (i) Employee's unpaid base salary accrued to the Termination Date and any accrued but unused vacation;

               (ii) One (1) times Employee's standard bonus based on the standard bonus in effect immediately preceding the Termination Date; and

               (iii) Employee's base salary for the greater of (A) twelve (12) months or (B) the remaining term of this Agreement, based on the rate of base salary in effect immediately preceding the Termination Date.

     The amount due to Employee pursuant to 7(b)(iii) above shall be paid, at the sole discretion of the Compensation Board, either in a lump sum or on a periodic basis in accordance with the Company's normal pay practice.

          In addition, all outstanding stock options granted to Employee under the Option Plan will immediately vest upon a No Cause Termination or a Constructive Termination prior to the expiration of the term of this Agreement and will continue to be fully exercisable until the earlier of ninety (90) days after the Termination Date or the original expiration date of said options. The Company shall also cause Employee to receive all benefits earned by Employee under all employee benefit plans and programs sponsored by the Company in which Employee participates.

          8.   Representations and Covenants of Employee.

          (a) Conduct. Employee will at all times refrain from taking any action or making any statements, written or oral, which are intended to and do disparage the goodwill or reputation of the Company or any of its subsidiaries or affiliates or any directors or officers thereof or which could adversely affect the morale of employees of the Company or its subsidiaries.

          (b) Performance of Duties. In consideration of the payments to be made hereunder, Employee agrees that during the term of his employment under this Agreement, he shall devote

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     his entire business time and attention to the performance of his duties hereunder and serve the Company diligently and to the best of his abilities.

          (c) Company Information. Employee agrees that so long as he is employed by the Company and following any termination of his employment Employee will keep confidential all confidential information and trade secrets of the Company and any of its subsidiaries or affiliates and will not disclose such information to any person without the prior approval of the Board of Directors of the Company or use such information for any purpose other than in the course of fulfilling his duties of employment with the Company pursuant to this Agreement. It is understood that for purposes of this Agreement the term "confidential information" is to be construed broadly to include all material nonpublic or proprietary information.

          9. Release. In consideration of the compensation continuance available in certain events pursuant to this Agreement, Employee unconditionally releases and covenants not to sue the Company and its subsidiaries and affiliates and directors, officers, employees and stockholders thereof, from any and all claims, liabilities and obligations of any nature pertaining to termination of employment other than those explicitly provided for by this Agreement including, without limitation, any claims arising out of alleged legal restrictions on the Company's rights to terminate its employees, such as any implied contract of employment or termination contrary to public policy.

          10. Governing Law. The validity, interpretation and performance of this Agreement shall be governed by the laws of Michigan, regardless of the laws that might be applied under applicable principles of conflicts of laws.

          11.  Amendment of CIC Agreement; Entire Agreement and Survivorship.

          (a) Employee and Collins & Aikman Corporation hereby agree that Sections 2(c) and 2(d) of that certain Change in Control Agreement between Employee and Collins & Aikman Corporation dated March 17, 1998 (the "CIC Agreement") are amended effective as of the date hereof to read as follows:

               "(c) twenty-four (24) months of base salary based on the monthly rate of base salary in effect immediately preceding the Change in Control Period, or if greater, the rate of Base Salary in effect immediately preceding the Date of Termination; and

               (d) two (2) times Executive's target annual bonus in effect immediately preceding the Change in Control Period."

          (b) This Agreement and the CIC Agreement (as amended by Paragraph 11(a) above) and all other agreements and plans referred to in this Agreement constitute the entire agreement and understanding between the parties hereto with respect to the matters referred to herein and therein and supersede all prior agreements and understandings between the parties hereto with respect to the matters referred to herein and therein. The representations, warranties and

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covenants of Employee contained in parts (a) and (c) of Paragraph 8, and the release contained in Paragraph 9 shall survive the expiration or termination of this Agreement by either party.

          12. Notice. Any written notice required to be given by one party to the other party hereunder shall be deemed effective if mailed by certified or registered mail:

               To the Company:     Collins & Aikman Products Co.
                                   701 McCullough Drive
                                   Charlotte, North Carolina  26262
                                   Attention: Harold R. Sunday

               To Employee:        Ronald T. Lindsay
                                   1214 Belgrave Place
                                   Charlotte, North Carolina  28203

or such other address as may be stated in notice given under this Paragraph 12.

          13. Severability. The invalidity, illegality or enforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement or such provision in any other jurisdiction, it being the intent of the parties hereto that all rights and obligations of the parties hereto under this Agreement shall be enforceable to the fullest extent permitted by law.

          14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their personal representatives, and, in the case of the Company, its successors and assigns, and Paragraph 9 shall also inure to the benefit of the other persons and entities identified therein; provided, however, that Employee shall not, without the prior written consent of the Company, transfer, assign, convey, pledge or encumber this Agreement or any interest under this Agreement. Employee understands that the assignment of this Agreement or any benefits hereof or obligations hereunder by the Company to any of its subsidiaries or affiliates or to any purchaser of all or a substantial portion of the assets of the Company or of any affiliated company then employing Employee, and the employment of Employee by such subsidiary or affiliate or by any such purchaser or by any successor of the Company in a merger or consolidation, shall not be deemed a termination of Employee's employment for purposes of Paragraphs 6 and 7 or otherwise.

          15. Amendment. This Agreement may be amended or canceled only by an instrument in writing duly executed and delivered by each party to this Agreement.

          16. Tax Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          17. Headings. Headings contained in this Agreement are for or convenience only and shall not limit this Agreement or affect the interpretation thereof.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    /s/ Ronald T. Lindsay
                                    ---------------------------------------
                                    Ronald T. Lindsay


                                    COLLINS & AIKMAN PRODUCTS CO.


                                    By: /s/ Thomas E. Evans
                                        ----------------------------------
                                        Thomas E. Evans
                                        Chairman and Chief Executive Officer


          Collins & Aikman Corporation has joined in the execution of this Agreement for purposes of Paragraphs 2, 3(c) and 11 above.

                                    COLLINS & AIKMAN CORPORATION


                                    By:
                                        ----------------------------------
                                        Thomas E. Evans
                                        Chairman and Chief Executive Officer

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